UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

Shiba Koen Annex 6 f, Shiba Koen 3-chome, Minato-ku, Tokyo Japan	105-0011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +813-6409-6761

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kiran Sidhu as Chief Executive Officer

On December 12, 2023, the board of directors (the “Board”) of Aerwins Technology, Inc. (the “Company”) appointed Kiran Sidhu as the Company’s Chief Executive Officer (“CEO) to lead the Company transition of the development of its single-seat optionally manned air vehicle and operations to the U.S. from Japan. Mr. Sidhu’s appointment follows the resignation of Taiji Ito as the Company’s Chief Executive Officer. Mr. Ito’s resignation is not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company. Mr. Ito will retain his position as a director of the Company.

As part of this change, the Board has appointed Katherine Field as the Chairman of the Board to take on the role formerly held by Mr. Sidhu who will remain as a director of the Company in addition to his role as its CEO.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
17.1	Resignation Letter of Mr. Taiji Ito.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2023	AERWINS Technologies Inc.

	By:	/s/ Kiran Sidhu
Kiran Sidhu
Chief Executive Officer

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